EXHIBIT 10.2


                               ISSUANCE AGREEMENT


     ISSUANCE AGREEMENT (this "Agreement"), dated as of September 9, 2005, between EUROFORTUNE HOLDING, S.A., a Luxembourg company ("Buyer"), and HERITAGE WORLDWIDE, INC., a Delaware corporation (the "Company").

                                R E C I T A L S :


     Buyer is purchasing from HEM Mutual Assurance LLC, a Colorado limited liability company ("Seller"), the following debentures: (a) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $498,750, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS MXM, Inc. ("OS"), to Seller, and titled 'First Debenture A' ("First Debenture A"), (b) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $500,000, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS, to Seller, and titled 'First Debenture B' ("First Debenture B"), and (c) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $1,250, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS, and titled 'Second Debenture' ("Second Debenture" and together with First Debenture A and First Debenture B, the "Debentures"), pursuant to the terms and conditions of the Debenture Purchase Agreement (the "Debenture Purchase Agreement") dated as of September 9, 2005 between Buyer, Seller and the Company.

     As a condition to Buyer's purchase, Buyer and the Company desire to enter into this Agreement to, among other things, reissue the Debentures, reallocate the principal of the Debentures and reissue the Company's common stock held in escrow for the potential conversion of the Debentures.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1. Immediately after the closing of the Debenture Purchase Agreement, the Company shall reissue First Debenture A in the form attached hereto as Exhibit A ("New Debenture A") to Buyer in exchange for First Debenture A and Second Debenture. First Debenture A and Second Debenture shall thereafter be cancelled and of no further force and effect. It is acknowledged that the principal balance of Second Debenture will be added to the principal balance of First Debenture A through the issuance of New Debenture A.

     2. Immediately after the closing of the Debenture Purchase Agreement, the Company shall reissue First Debenture B in the form attached hereto as Exhibit B ("New Debenture B") to Buyer in exchange for First Debenture B. First Debenture B shall thereafter be cancelled and of no further force and effect.

     3. Pursuant to the Escrow Agreement, there are (or should be) 10,000,000 shares of the Company's common stock held in escrow for the potential conversion of all or any portion of the Debentures into the Company's common stock. Prior to the closing of the Debenture Purchase Agreement, those shares were issued to Seller and were (or should have been) held in escrow. As a condition to the Debenture Purchase Agreement, those shares (including shares that Seller may have received in connection with prior attempts to convert the Debentures which were rescinded and unwound under the Debenture Purchase Agreement) are to be returned to the Company's transfer agent and retired. Buyer and the Company also agree that any shares issued upon conversion of a Debenture will contain the following legend (or a similar legend):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS."

     4. Notwithstanding anything contained the Original Debenture Purchase Agreement (as defined in the Debenture Purchase Agreement), the Debentures or any agreement, document or instrument executed and delivered in connection with the original issuance of the Debentures to Seller (the "Original Debenture Documents"), Buyer and the Company agree and acknowledge that the shares of the Company's capital stock into which the Debentures are convertible are not and have never been freely tradable under federal and state securities laws. Buyer agrees that the shares may only be transferred as provided in the legend above. Buyer agrees to be bound by all of the terms and conditions of the Original Debenture Documents, in its capacity as holder of the Debentures, other than the Escrow Agreement which will be terminated as of the Closing Date. As of the Closing Date, the Escrow Agreement shall hereby terminate.

     5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

     6. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended or waived (in full or in part) except by a written instrument hereafter signed by all of the parties hereto.

     7. The parties irrevocably agree that all actions arising under or relating to this Agreement and the transactions contemplated hereby shall be brought exclusively in any United States District Court or New York State Court located in New York, New York having subject matter jurisdiction over such matters, and each of the parties hereby consents and agrees to such personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action.

     8. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

     9. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the different parties to this Agreement need not execute the same counterpart. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties.

     10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.




                                       EUROFORTUNE HOLDING, S.A.


                                       By:     /s/ Alain Sereyjol-Garros
                                              ---------------------------------
                                       Name:   Alain Sereyjol-Garros
                                       Title:  Director


                                       HERITAGE WORLDWIDE, INC.


                                       By:    /s/ Jean Claude Mas
                                             ----------------------------------
                                       Name:  Jean Claude Mas
                                       Title: Chairman of the Board